Immediate Release

Media Contact:
Jeff Bellows, Managing Director, public relations
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Reports Fourth Quarter and Year-End Results for Fiscal 2009

IRVINE, Calif., July 15, 2009 – Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal fourth quarter and year ended May 30, 2009.

Total revenue for the fourth quarter of fiscal 2009 was $132.0 million, down 44.2% from $236.7 million for the fiscal 2008 fourth quarter. Revenues in the U.S. were down 42.9% quarter-over-quarter while international revenues decreased 47.4% (37.5% on a constant dollar basis).  The Company’s results for the fourth quarter of fiscal 2008 (a 14-week quarter) included an extra week of revenue and related expenses as compared to the fourth quarter of fiscal 2009 (a 13-week quarter).

Total revenue for the year ended May 30, 2009 was $685.6 million, down 18.4% from $840.3 million for fiscal 2008. Revenues in the U.S. were down 20.2% for fiscal 2009 and international revenues were down 13.5% (12.4% on a constant dollar basis). The Company’s results for fiscal 2008 (a 53-week year) included an extra week of revenue and related expenses as compared to fiscal 2009 (a 52-week year).

Gross margin was 38.2% in the fourth quarter of fiscal 2009 versus 39.4% in the comparable period of fiscal 2008.  Selling, general and administrative expenses, which include stock-based compensation expense, were 38.6% of revenue for the fourth quarter of fiscal 2009 compared to 26.1% for the same quarter in fiscal 2008.  Selling, general and administrative expenses for the fourth quarter of fiscal 2009 include a restructuring charge of $3.6 million related to severance payments and the consolidation of seven offices during the quarter.

During the fourth quarter, the Company also recorded tax charges aggregating $3.5 million, comprised of a valuation allowance of $2.4 million against deferred tax assets in certain foreign locations and $1.1 million stemming from forgiveness of intercompany debt as part of the Company’s capitalization of its French subsidiary.  On a per share basis, the restructuring and tax charges impacted the Company’s loss per share by $0.05 and $0.08, respectively.

The Company’s net loss determined in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter ended May 30, 2009, was $6.3 million, or $0.14 per basic share.  This compares with GAAP net income for the fourth quarter ended May 31, 2008, of $15.9 million, or $0.35 per diluted share.

Net income determined in accordance with GAAP for the year ended May 30, 2009, was $17.8 million, or $0.39 per diluted share.  This compares with GAAP net income for the year ended May 31, 2008, of $49.2 million, or $1.03 per diluted share.

Adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation expense or “adjusted EBITDA” for the fourth quarter of fiscal 2009 was $3.4 million or 2.6% of revenue versus $36.5 million or 15.4% of revenue for the same quarter of fiscal 2008.  Adjusted EBITDA for the year ended May 30, 2009 was $68.5 million or 10.0% of revenue versus $116.4 million or 13.9% of revenue in fiscal 2008.

“Given the global economic climate, this has been the most challenging year in the history of Resources,” said Thomas Christopoul, CEO of Resources.  “We continue to focus on the fundamentals of our business; that is helping our clients drive change throughout their organizations.  We are beginning to hear more discussion about business transformation projects as companies look to initiatives outside of liquidity and cost reduction efforts. However, the macroeconomic environment is still causing many companies to approach project work cautiously.”

Don Murray, executive chairman of Resources added, “Despite the current environment, Resources continues to generate positive operating cash flows and maintain a healthy balance sheet.  Our financial strength will position us well as the world economy begins to recover.”

During the three months ended May 30, 2009, the company purchased approximately 72,000 shares of its common stock for approximately $1.4 million or $19.48 per share.  The Company’s current board authorization for stock buybacks has $35.6 million remaining.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,800 professionals, from more than 80 practice offices, annually serving 2,100 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, July 15, 2009.  This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  In this press release, such statements include our expectation that companies are looking to business transformation projects and other initiatives outside of liquidity and cost reduction efforts, our belief that the macroeconomic environment is causing many companies to approach project work cautiously, our belief that we will continue to generate positive operating cash flow and maintain a healthy balance sheet, and our expectation that our financial strength will position us well as the world economy begins to recover.  Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.

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RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended		Year Ended

	May 30, 2009	May 31, 2008	May 30, 2009	May 31, 2008

	(unaudited)		(unaudited)

Revenue	$132,049	$236,724	$685,576	$840,285

Direct costs of services	81,595	143,505	422,171	518,413

Gross profit	50,454	93,219	263,405	321,872

Selling, general and administrative expenses (1)	50,984	61,792	212,680	227,853

Operating (loss) income before amortization and depreciation (1)	(530)	31,427	50,725	94,019

Amortization of intangible assets	455	565	1,383	1,114

Depreciation expense	2,110	2,370	8,898	8,452

Operating (loss) income (1)	(3,095)	28,492	40,444	84,453

Interest income	(239)	(480)	(1,593)	(5,603)

(Loss) income before provision for income taxes (1)	(2,856)	28,972	42,037	90,056

Provision for income taxes (2)	3,428	13,070	24,273	40,871

Net (loss) income (1) (2)	$(6,284)	$15,902	$17,764	$49,185

Basic net (loss) income per share	$(0.14)	$0.35	$0.39	$1.06

Diluted net (loss) income per share	$(0.14)	$0.35	$0.39	$1.03

Basic shares	45,066	45,167	45,018	46,545

Diluted shares	45,066	46,068	45,726	47,934

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.
Selling, general and administrative (“SG&A”) expenses for the three months ended May 30, 2009 includes $3,635 of restructuring charges related to severance of personnel and the closing of seven offices during the quarter.  In addition, SG&A expenses include $3,979 and $5,072 of expense for the three months ended May 30, 2009 and May 31, 2008, respectively, and $17,790 and $22,386 of expense for the years ended May 30, 2009 and May 31, 2008, respectively, related to the requirement to recognize compensation expense for employee stock option grants and employee stock purchases.

2.
The Company’s effective tax rate was 120% and 45.1% for the three months ended May 30, 2009 and May 31, 2008, respectively and 57.7% and 45.4% for the years ended May 30, 2009 and May 31, 2008, respectively.  Historically, the treatment under generally accepted accounting standards of incentive stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.  The following table summarizes the primary components of the Company’s effective tax rate for each period presented.

	Quarter Ended		Year Ended
	May 30, 2009	May 31, 2008	May 30, 2009	May 31, 2008

Federal and state rate, net of benefit	(21.5)%	41.4%	42.0%	40.5%
Deferred tax asset charges	121.0%	—	8.2%	—
Impact of stock-based compensation	20.5%	3.7%	7.5%	4.9%

	120.0%	45.1%	57.7%	45.4%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except per share amounts)

	Quarter Ended		Year Ended

	May 30, 2009	May 31, 2008	May 30, 2009	May 31, 2008

	(unaudited)		(unaudited)

Consolidated EBITDA and Adjusted EBITDA
Net (loss) income	$(6,284)	$15,902	$17,764	$49,185

Adjustments:

Amortization of intangible assets	455	565	1,383	1,114

Depreciation expense	2,110	2,370	8,898	8,452

Interest income	(239)	(480)	(1,593)	(5,603)

Provision for income taxes	3,428	13,070	24,273	40,871

EBITDA	(530)	31,427	50,725	94,019

Stock-based compensation expense	3,979	5,072	17,790	22,386

Adjusted EBITDA	$3,449	$36,499	$68,515	$116,405

Revenue	$132,049	$236,724	$685,576	$840,285

Adjusted EBITDA Margin	2.6%	15.4%	10.0%	13.9%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except per share amounts)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance.  A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income (loss) before amortization of intangible assets, depreciation expense, interest income, income taxes and stock-based compensation expense.  Adjusted EBITDA Margin is calculated by dividing Revenue by Adjusted EBITDA.  We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company.  Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	May 30, 2009	May 31, 2008

	(unaudited)

Cash, cash equivalents and short-term investments	$163,741	$106,814

Accounts receivable, less allowances	$68,157	$126,669

Total assets	$412,019	$410,502

Current liabilities	$68,451	$91,424

Total stockholders’ equity	$337,917	$305,888